As filed with the Securities and Exchange Commission on December 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NARA BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4170121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

(213) 639-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alvin D. Kang

Executive Vice President and Chief Financial Officer

Nara Bancorp, Inc.

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

(213) 639-1700

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

James R. Walther

Mayer Brown LLP

350 South Grand Avenue, 25th Floor

Los Angeles, California 90071

(213) 229-9500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.001 per share	67,000	$1,000 (1)	$67,000,000 (1)	$2,633
Warrant for purchase of Common Stock, $0.001 par value per share, and underlying shares of Common Stock	1,042,531 (2)	$9.64 (3)	$10,050,000 (3)	$395
Total:			$77,050,000	$3,028

(1)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)	Together with such additional number of shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such Warrant, which shares of Common Stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the current $9.64 per share exercise price of the Warrant.

PROSPECTUS

Nara Bancorp, Inc.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Warrant to Purchase 1,042,531 Shares of Common Stock

1,042,531 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which we refer to as the Series A Preferred Stock, a Warrant to purchase 1,042,531 shares of Common Stock and shares of Common Stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the shares of Series A Preferred Stock, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant, collectively, as the Securities. We issued and sold the Series A Preferred Stock and the Warrant to the United States Department of the Treasury pursuant to the Letter Agreement dated November 21, 2008, and the related Securities Purchase Agreement – Standard Terms, between us and the Treasury Department, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

In this Prospectus, we refer to the initial selling securityholder and its successors, including transferees, as the Selling Securityholders. The Selling Securityholders may offer the Securities from time to time, directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from sales of Securities by the selling securityholders.

The Series A Preferred Stock is not listed on an exchange and, unless requested by the Initial Selling Securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

Our Common Stock is traded on the NASDAQ Stock Market under the symbol “NARA.” On December 15, 2008, the closing price of our Common Stock on the NASDAQ Stock Market was $8.54 per share. You are urged to obtain current market quotations of the Common Stock.

You should carefully read and consider the risk factors that we have described in “Risk Factors” on page 3 before investing in shares of our Common Stock.

Our principal executive offices are located at 3731 Wilshire Boulevard, Suite 1000, Los Angeles, California 90010, and our telephone number is (213) 639-1700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, which is also referred to as the SEC, using the shelf registration process. Under the shelf registration process, the selling securityholders may offer and sell the securities described in this prospectus in one or more offerings from time to time.

We may provide a supplement to this prospectus containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. You should read both this prospectus and, if applicable, any prospectus supplement. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. See “Where You Can Find More Information” for more information.

In this prospectus, “Nara Bancorp,” “registrant,” “we,” “our,” “ours,” and “us” refer to Nara Bancorp, Inc., which is a financial holding company headquartered in Los Angeles, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Nara Bank” mean Nara Bank, which is our principal bank subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, Nara Bancorp and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about Nara Bancorp’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Nara Bancorp and its subsidiaries, including Nara Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Nara Bancorp undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Nara Bancorp. Any investor in Nara Bancorp should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

An investment in our Securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors described in the documents and reports that we have filed with the SEC and that are incorporated by reference into this prospectus, as well as any risks described in any prospectus supplement we may provide, before you make an investment decision regarding the Securities. Additional risks and uncertainties not presently known to us or that we currently deem not to be material may also affect our business operations.

USE OF PROCEEDS

We will not receive any proceeds from sales of the Securities by the selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

We had no outstanding shares of Preferred Stock during any of the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008. The following table sets forth our consolidated ratios of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended September 30, 2008		Years Ended December 31,
			2007		2006		2005		2004		2003
	(unaudited)
Ratios of earnings to fixed charges, excluding interest on deposits	2.51	x	5.41	x	8.50	x	7.87	x	8.14	x	5.89	x
Ratios of earnings to fixed charges, including interest on deposits	1.38	x	1.69	x	1.89	x	2.16	x	2.65	x	2.28	x

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For purposes of computing this ratio, “earnings” consist of income before provision for income taxes, minority interest and cumulative effect of changes in accounting principles plus fixed charges. “Fixed charges” consist of the sum of interest expense on indebtedness, including amortization of debt issuance costs, and the portion of lease expense which we believe is representative of the interest component of lease expense.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a summary of the terms of the Series A Preferred Stock that may be sold by the selling securityholders. This summary does not purport to be complete in all respects. It is subject to and qualified in its entirety by reference to our certificate of incorporation and amendments, including the certificate of designation with respect to the Series A Preferred Stock, copies of which have been filed with the SEC and are also available from us upon request.

General

Under our certificate of incorporation, we have authority to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors has designated 67,000 shares of our preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, all of which shares were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable

Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a per annum rate of 5% on the liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period from November 21, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a per annum rate of 9% per share on the liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, starting with February 15, 2009. Each such date is referred to as a dividend payment date. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

We are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date if we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, which is also referred to as the Federal Reserve Board, is authorized under applicable law and regulations to determine, under certain circumstances relating to the financial condition of a bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our Common Stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and

•

equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, which is referred to as parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Nara Bancorp.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been contemporaneously declared and paid in full, no dividend may be paid or declared on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock or other junior stock unless we have paid all accrued dividends on the Series A Preferred Stock for all prior dividend periods in full, with the following exceptions:

•

purchases, redemptions or other acquisitions of our Common Stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by any broker-dealer subsidiaries of Nara Bancorp solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•

purchases or other acquisitions by any broker-dealer subsidiaries of Nara Bancorp for resale pursuant to an offering by Nara Bancorp of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•

acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Nara Bancorp or a subsidiary of Nara Bancorp, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before November 21, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

Nara Bancorp does not have any broker-dealer subsidiaries as of the date of this prospectus.

If we repurchase shares of Series A Preferred Stock from a holder other than the initial selling securityholder, we must also offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends on the Series A Preferred Stock and any other parity stock are not paid, or declared and therefor funds set aside, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends, whether payable in cash, stock or otherwise, as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our Common Stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $16,750,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. If we have received such proceeds, we may redeem the Series A Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Nara Bancorp or its subsidiaries after November 21, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of Nara Bancorp at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the required redemption price would be an amount equal to the per share liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. The mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to the status of authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, which is equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets, if any, that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred

Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amounts for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, which parity stock is referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our Securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Nara Bancorp will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our certificate of incorporation to authorize or create or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Nara Bancorp;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series A Preferred Stock so as to affect adversely the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of Nara Bancorp with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if Nara Bancorp is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each such share on any matter on which holders of Series A Preferred Stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a summary of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. It is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available from us upon request.

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 1,042,531 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $67,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the Warrant then held by the selling securityholders will be reduced by 50% to 521,266 shares. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $9.64 per share. The Warrant may be exercised at any time on or before November 21, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of Common Stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by Nara Bancorp of the number of shares of Common Stock issuable upon exercise of the Warrant that is equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the Warrant may be exercised. We have listed the shares of Common Stock issuable upon exercise of the Warrant with the NASDAQ Stock Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 521,266 shares of Common Stock until the earlier of the date on which Nara Bancorp has received aggregate gross proceeds from a qualified equity offering of at least $67,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding shares of our Common Stock.

Anti-dilution Adjustment. Until the earlier of November 21, 2011 and the date the initial selling securityholder no longer holds the Warrant (and other than in certain permitted transactions described below), if we issue any shares of Common Stock (or securities convertible or exercisable into Common Stock) for less than 90% of the market price of the Common Stock on the last trading day prior to pricing such shares, then the number of shares of

Common Stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

Other Distributions. The exercise price of the Warrant will be adjusted to reflect any dividends or distributions that we declare, other than ordinary cash dividends.

Certain Repurchases. If we effect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Nara Bancorp and requiring shareholder approval, the warrantholder’s right to receive shares of our Common Stock upon exercise of the Warrant shall be converted into the right to receive on exercise of the Warrant the consideration that would have been payable to the warrantholder with respect to the shares of Common Stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our certificate of incorporation to issue up to 40,000,000 shares of Common Stock, $0.001 par value per share, of which 26,246,560 shares were outstanding as of December 15, 2008.

Holders of our Common Stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for the payment of dividends. Holders of our Common Stock are also entitled, upon our liquidation, and after payment of all valid claims of creditors and the preferences of Series A Preferred Stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata distributions of our net assets. We will pay dividends on our Common Stock only if we have paid or provided for the payment of all dividends on our then outstanding series of preferred stock entitled to preference in the receipt of dividends, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our preferred stock also has such other preferences over our Common Stock as currently, or as may be, fixed by our board of directors.

Holders of our Common Stock are entitled to one vote for each share they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to the Series A Preferred Stock, or any other class or series of preferred stock, that the board of directors may hereafter authorize. Shares of our Common Stock are not redeemable and holders of our Common Stock have no subscription, conversion or preemptive rights in their capacities as such.

Our Common Stock is listed on the NASDAQ Stock Market. Outstanding shares of our Common Stock are validly issued, fully paid and non-assessable. Holders of our Common Stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is BNY Mellon Shareowner Services.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Common Stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the Securities directly to purchasers or may sell Securities through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or purchasers of the Securities. The discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the Common Stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Stock Market in the case of the Common Stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which in turn may engage in short sales of the Common Stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell the Common Stock issuable upon exercise of the Warrant short and deliver Common Stock to close out short positions, or loan or pledge the Series A Preferred Stock or the Common Stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these Securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the Securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Stock Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of Securities is made, if required, a prospectus supplement will set forth the number and type of Securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion of the Series A Preferred Stock in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Securities covered by this prospectus.

SELLING SECURITYHOLDERS

We issued the Securities covered by this prospectus to the United States Department of the Treasury on November 21, 2008, in a transaction exempt from the registration requirements of the Securities Act. This initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the Securities they own. The Securities that may be offered under this prospectus for the account of the selling securityholders are:

•	67,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a Warrant to purchase 1,042,531 shares of our Common Stock; and

•	1,042,531 shares of our Common Stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 3.82% of our Common Stock as of December 15, 2008.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the Securities.

We do not know whether, when or in what amounts the selling securityholders may offer any of the Securities for sale. The selling securityholders might not sell all or any of the Securities offered by this prospectus.

The initial selling securityholder has not had a material relationship with us, other than in connection with its purchase of the Securities.

Information about the selling securityholders may change over time.

LEGAL MATTERS

The validity of the Series A Preferred Stock, the Warrant and the Common Stock offered hereby will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements of Nara Bancorp, Inc. appearing in Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Nara Bancorp’s internal control over financial reporting as of December 31, 2007 have been audited by Crowe Horwath LLP (formerly Crowe Chizek and Company LLC), independent registered public accounting firm, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements and reports are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of information filed by us with the SEC are also available on our website at http://www.narabank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Telephone the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

Our Common Stock is listed on the NASDAQ Stock Market. You may also inspect reports, proxy statements and other information at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information that is different from the information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering to which this registration statement relates, except to the extent that any information contained in such filings is deemed “furnished” rather than “filed” in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•

Current Reports on Form 8-K filed on January 28, 2008, March 4, 2008, April 23, 2008, May 2, 2008, May 8, 2008, June 4, 2008, July 23, 2008, August 6, 2008, August 13, 2008, September 5, 2008, October 23, 2008, November 17, 2008, November 20, 2008 and November 28, 2008; and

•	Registration Statement on Form 8-A (relating to our Common Stock) filed on April 22, 2003.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nara Bancorp, Inc.

3731 Wilshire Boulevard, Suite 1000

Los Angeles, California 90010

Telephone: (213) 639-1700

Attention: Assistant Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth estimates (except the SEC registration fee) of the various expenses that will be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which expenses will be borne by Nara Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the Securities).

SEC registration fee	$3,028
Legal fees and expenses	$20,000
Accounting fees and expenses	$6,500
Printing expenses	$3,000
Miscellaneous fees and expenses	$5,000

Total expenses	$37,528

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware, which is referred to in the following paragraphs as the “Delaware Corporation Law,” provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Article IX of Nara Bancorp’s certificate of incorporation provides that Nara Bancorp shall, to the fullest extent permitted by Delaware Corporation Law, as it may be amended and supplemented from time to time, indemnify any and all directors and officers whom it shall have the power to indemnify under Section 145 of the Delaware Corporation Law from and against any and all of the expenses, liabilities, or other matters referred to or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person. To the fullest extent permitted by the Delaware Corporation Law, as it may be amended and supplemented from time to time, a director of Nara Bancorp shall not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article VI of Nara Bancorp’s bylaws provides that Nara Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Nara Bancorp) by reason of the fact that the person is or was a director or officer of Nara Bancorp, or is or was serving at the request of Nara Bancorp as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Nara Bancorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article VI of Nara Bancorp’s bylaws also provides that Nara Bancorp shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Nara Bancorp to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of Nara Bancorp, or is or was serving at the request of Nara Bancorp as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Nara Bancorp; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to Nara Bancorp unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Any indemnification under Article VI of Nara Bancorp’s bylaws, unless ordered by a court, shall be made by Nara Bancorp only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Article VI.

Nara Bancorp also maintains a directors’ and officers’ insurance policy which insures the directors and officers of Nara Bancorp against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and the Nara Bancorp’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law, Article IX of Nara Bancorp’s certificate of incorporation and Article VI of Nara Bancorp’s bylaws.

Item 16.	Exhibits

The exhibits filed as part of this registration statement are as follows:

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Nara Bancorp, Inc., filed with the Delaware Secretary of State on November 20, 2008 (filed as Exhibit 4.1 to the Current Report on Form 8-K filed on November 28, 2008 and incorporated herein by reference)

4.2	Letter Agreement, dated as of November 21, 2008, and the Securities Purchase Agreement – Standard Terms, which the Letter Agreement incorporates by reference, between Nara Bancorp, Inc. and the United States Department of the Treasury (filed as Exhibit 10.1 to the Current Report on Form 8-K/A filed on December 17, 2008 and incorporated herein by reference)

4.3	Warrant, dated November 21, 2008, to purchase shares of Common Stock of the Nara Bancorp, Inc. (filed as Exhibit 4.3 to the Current Report on Form 8-K filed on November 28, 2008 and incorporated herein by reference)

5.1	Opinion of Mayer Brown LLP

12.1	Schedule showing calculation of ratios of earnings to fixed charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included in the signature pages to the Registration Statement)

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities:

The undersigned registrant undertakes that in a primary offering of Securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the Securities to the purchaser, if the Securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such Securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its Securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on December 18, 2008.

NARA BANCORP, INC.

By:	/s/ Min Kim
Min Kim President and Chief Executive Officer

The undersigned hereby severally constitute and appoint Min Kim and Alvin D. Kang, and each of them, our true and lawful attorneys-in-fact and agents, with full power to each of them acting alone, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as directors or officers to enable Nara Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Min Kim Min Kim	Director, President and Chief Executive Officer (Principal Executive Officer)	December 3, 2008

/s/ Alvin D. Kang Alvin D. Kang	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2008

/s/ Ki Suh Park Ki Suh Park	Chairman of the Board	December 9, 2008

/s/ Howard N. Gould Howard N. Gould	Director	December 12, 2008

/s/ Jesun Paik Jesun Paik	Director	December 3, 2008

/s/ John H. Park John H. Park	Director	December 9, 2008

/s/ Terry Schwakopf Terry Schwakopf	Director	December 9, 2008

S-1

Name	Title	Date

/s/ James P. Staes James P. Staes	Director	December 4, 2008

/s/ Scott Yoon-suk Whang Scott Yoon-suk Whang	Director	December 10, 2008

S-2

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Nara Bancorp, Inc., filed with the Delaware Secretary of State on November 20, 2008 (filed as Exhibit 4.1 to the Current Report on Form 8-K filed on November 28, 2008 and incorporated herein by reference)

4.2	Letter Agreement, dated as of November 21, 2008, and the Securities Purchase Agreement – Standard Terms, which the Letter Agreement incorporates by reference, between Nara Bancorp, Inc. and the United States Department of the Treasury (filed as Exhibit 10.1 to the Current Report on Form 8-K/A filed on December 17, 2008 and incorporated herein by reference)

4.3	Warrant, dated November 21, 2008, to purchase shares of Common Stock of the Nara Bancorp, Inc. (filed as Exhibit 4.3 to the Current Report on Form 8-K filed on November 28, 2008 and incorporated herein by reference)

5.1	Opinion of Mayer Brown LLP

12.1	Schedule showing calculation of ratios of earnings to fixed charges

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included in the signature pages to the Registration Statement)